Exhibit 99.3

Condensed Financial Statements (Unaudited)

For the three and nine months ended September 30, 2017 and 2016

RESHAPE MEDICAL, INC.

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

Table of Contents

Page
Condensed Financial Statements (Unaudited)

Condensed Balance Sheets	3-4

Condensed Statements of Operations and Comprehensive Loss	5
Condensed Statements of Cash Flows	6
Notes to Condensed Financial Statements	7-35

RESHAPE MEDICAL, INC.

Condensed Balance Sheets

(Unaudited)

		December 31,
	September 30,	2016
	2017	(Note 1)
Assets
Current assets
Cash and cash equivalents	$6,313,490	$4,641,125
Accounts receivable, net	385,690	694,842
Inventories, net	1,095,975	1,293,708
Prepaid expenses and other current assets	189,461	359,309
Total current assets	7,984,616	6,988,984
Property and equipment, net	303,291	329,732
Other assets	77,058	109,430

Total assets	$8,364,965	$7,428,146

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	440,231	364,136
Current portion of notes payable - bank	1,944,444	2,800,000
Convertible notes payable	11,000,000	—
Payroll-related liabilities	576,559	914,697
Accrued and other liabilities	971,979	1,421,710
Total current liabilities	14,933,213	5,500,543

Long-term liabilities
Notes payable - bank, less current portion and unamortized debt discount of $1,013,613 and $461,842, respectively	7,541,944	3,638,991
Warrant liabilities	2,066,687	1,916,272

Total liabilities	24,541,844	11,055,806

See accompanying notes to condensed financial statements.

RESHAPE MEDICAL, INC.

Condensed Balance Sheets (continued)

(Unaudited)

		December 31,
	September 30,	2016
	2017	(Note 1)
Commitments and contingencies (Note 7)

Stockholders’ deficit
Series D Convertible Preferred Stock, $0.0001 par value; 33,798,800 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016; liquidation preference of $37,999,992 at September 30, 2017 and December 31, 2016	3,380	3,380
Series C Convertible Preferred Stock, $0.0001 par value; 25,916,528 shares authorized at September 30, 2017 and December 31, 2016; 22,456,174 shares issued and outstanding at September 30, 2017 and December 31, 2016; liquidation preference of $18,414,064 at September 30, 2017 and December 31, 2016	2,246	2,246
Series B Convertible Preferred Stock, $0.0001 par value; 6,250,000 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016; liquidation preference of $20,000,000 at September 30, 2017 and December 31, 2016	625	625
Series A Convertible Preferred Stock, $0.0001 par value; 4,687,500 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016; liquidation preference of $7,500,000 at September 30, 2017 and December 31, 2016	469	469
Series S Convertible Preferred Stock, $0.0001 par value; 500,000 shares authorized, issued and outstanding at September 30, 2017 and December 31, 2016; liquidation preference of $500,000 at September 30, 2017 and December 31, 2016	50	50
Common Stock, $0.0001 par value; 105,000,000 shares authorized at September 30, 2017 and December 31, 2016; 2,716,067 shares issued and outstanding at September 30, 2017 and December 31, 2016	272	264
Additional paid-in capital	85,847,604	85,457,727
Accumulated deficit	(102,031,525)	(89,092,421)

Total stockholders’ deficit	(16,176,879)	(3,627,660)

Total liabilities and stockholders’ deficit	$8,364,965	$7,428,146

See accompanying notes to condensed financial statements.

RESHAPE MEDICAL, INC.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$803,649	$1,423,745	$2,587,754	$4,675,075
Cost of goods sold	638,232	1,125,955	1,946,029	4,404,746
Gross margin	165,417	297,790	641,725	270,329

Operating expenses
Selling, general and administrative	3,297,468	3,523,182	10,231,970	10,172,112
Regulatory and clinical	315,433	627,132	1,006,025	1,698,480
Research and development	218,137	379,438	1,152,680	1,235,704
Total operating expenses	3,831,038	4,529,752	12,390,675	13,106,296
Loss from operations	(3,665,620)	(4,231,962)	(11,748,950)	(12,835,967)

Other income (expense) net
Interest expense, net	(366,094)	(200,923)	(1,338,523)	(598,424)
Interest and investment income, net	18,332	11,202	63,900	53,702
Revaluation of warrant liabilities	29,299	5,877	92,835	17,632
Loss before income taxes	(3,984,084)	(4,415,806)	(12,930,738)	(13,363,057)

Provision for income taxes	0	(4,835)	(8,366)	(9,786)
Net loss and comprehensive loss	$(3,984,084)	$(4,420,641)	$(12,939,104)	$(13,372,843)

See accompanying notes to condensed financial statements.

RESHAPE MEDICAL, INC.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(12,939,104)	$(13,372,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	171,912	183,528
Stock-based compensation	373,855	263,095
Amortization of debt discount and issuance costs	216,398	149,080
Provision for obsolete inventories	53,443	286,381
Provision for product warranty	120,332	259,000
Provision for bad debts	69,360	25,229
Isuances and revaluation of warrant liabilities	150,415	(17,632)
Changes in operating assets and liabilities
Accounts receivable, net	239,793	(567,947)
Inventories, net	144,290	(304,472)
Prepaid expenses and other assets	202,220	(314,257)
Accounts payable	76,095	(177,853)
Payroll-related liabilities	(338,138)	66,951
Accrued and other liabilities	(570,064)	80,968
Net cash used in operating activities	(12,029,193)	(13,440,772)

Cash flows from investing activities
Purchases of short-term investments	(4,889,157)	(1,748,604)
Sales of short-term investments	4,889,157	10,358,573
Acquisition of property and equipment	(145,471)	(123,798)
Net cash (used in) provided by investing activities	(145,471)	8,486,171

Cash flows from financing activities
Principal payments on note payable to bank	(233,333)	—
Proceeds from modification of note payable to
bank, net of debt issuance costs of $268,168	3,064,332	—
Proceeds from convertible debt	11,000,000	—
Proceeds from the exercise of options	16,030	24,322
Net cash provided by financing activities	13,847,029	24,322

Net increase (decrease) in cash and cash equivalents	1,672,365	(4,930,279)

Cash and cash equivalents, beginning of the year	4,641,125	10,375,143

Cash and cash equivalents, end of period	$6,313,490	$5,444,864

See accompanying notes to condensed financial statements.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements

(Unaudited)

1.                                      Business and Significant Accounting Policies

Business

ReShape Medical, Inc. (the “Company”) was originally incorporated on August 22, 2005, under the name Abdominis, Inc., pursuant to the laws of the State of Delaware.  In January 2007, the Company changed its name from Abdominis, Inc. to ReShape Medical, Inc.  The Company has developed and currently markets and sells a U.S. Food and Drug Administration (FDA) approved unique non-surgical product for the treatment of obesity in the United States (U.S.).

On October 2, 2017 the Company was acquired by EnteroMedics Inc. (the acquirer), a publicly-traded corporation focused on the development of minimally invasive medical devices to treat obesity, metabolic diseases and other gastrointestinal disorders.  Subsequent to the transaction, the Company began operating as a wholly-owned subsidiary of the acquirer.

Basis of Presentation, Management’s Plans and Liquidity

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations and cash flows.

The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements. Certain footnotes and other financial information that are normally required by GAAP have been condensed or omitted.  In the opinion of management, the unaudited interim financial statements reflect all adjustments, which include normal recurring adjustments, necessary for the fair presentation of the Company’s financial information, contained herein.  The condensed balance sheet at December 31, 2016 has been derived from audited financial statements at that date, but excludes disclosures required by GAAP for complete financial statements.  These interim financial statements do not include all disclosures required by GAAP and should be read in conjunction with the Company’s financial statements and accompanying notes for the fiscal year ended December 31, 2016, which are included Exhibit 99.1 to this Form 8-K/A.  The results for the period ended September 30, 2017 and 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2017 or for any other interim period.

There have been no significant changes in the Company’s significant accounting policies during the nine months ended September 30, 2017, as compared with those disclosed in the Company’s financial statements and accompanying notes for the fiscal year ended December 31, 2016, included in this Form 8-K/A.

See accompanying notes to condensed financial statements.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.                                      Business and Significant Accounting Policies (continued)

Basis of Presentation, Management’s Plans and Liquidity (continued)

The Company has incurred operating losses and has experienced negative cash flows from operations since inception and has an accumulated deficit of $102,031,525 as of September 30, 2017. The Company used cash in its operations of $12,029,193 and $13,440,772 during the nine months ended September 30, 2017 and 2016, respectively. As of September 30, 2017 the Company has cash and equivalents of $6,313,490.  In August of 2015, the Company received U.S. FDA approval of its product and began selling in the U.S. in October 2015.  Successful development of the market for the Company’s products and its ability to grow sales is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s continued ability to raise capital and to generate cash from future revenue and operations adequate to support the Company’s cost structure.

Following the acquisition of the Company on October 2, 2017, as described above, the Company, as a wholly-owned subsidiary of the acquirer, is also now dependent upon the acquirer’s ability to raise capital to support the Company’s continued operations and cost structure.

In addition to consideration paid by the acquirer in the form of common stock and preferred stock of the acquirer, EnteroMedics paid approximately $5.0 million in cash consideration, which amount was immediately used to pay the Company’s outstanding senior secured indebtedness and certain transaction expenses.  See further information regarding acquisition in Note 9, Subsequent Events.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company performed an analysis and concluded substantial doubt exists with respect to the Company being able to continue as a going concern through one year from the date of issuance of these financial statements.  In order to meet its operating cash flow requirements, management’s plans include raising capital through the issuance of equity and debt instruments.  While the Company’s management believes that it will continue to be successful in obtaining the necessary financing to fund its operations, there are no assurances that such additional funding will be achieved on acceptable terms, or at all. If the Company is not able to secure adequate additional funding, the Company may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, result of operations, and future prospects, including its ability to continue as a going concern. The financial statements do not include

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.                                      Business and Significant Accounting Policies (continued)

Basis of Presentation, Management’s Plans and Liquidity (continued)

any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make informed estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management considers many factors in selecting appropriate financial accounting policies and controls and in developing estimates and assumptions that are used in the preparation of these financial statements.  Management must apply significant judgment in this process.

In addition, other factors may affect estimates, including: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends.  The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. The most significant estimates in the accompanying financial statements relate to the valuation of the Company’s common stock, warrants, other equity awards, provision for product warranty, and obsolete and slow-moving inventory. This process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institution domiciled in the United States. Amounts on deposit with this financial institution may, from time to time, exceed the federally-insured limit, as well as coverage provided by the Securities Investment Protection Corporation.  As of September 30, 2017 there were no cash equivalents held by the company and all of the Company’s cash is held in readily available checking accounts. As of December 31, 2016 all of the Company’s cash and cash equivalents are held in readily available checking and money market accounts.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.                                      Business and Significant Accounting Policies (continued)

Short-term Investments

Short-term investments are comprised of commercial paper and corporate obligations with original maturity dates greater than ninety days and less than one year. The Company classifies its short-term investments as available for sale securities with net unrealized gains or losses recorded as a component of stockholders’ deficit. Realized gains and losses are included as other income (expense) in the statement of operations and comprehensive loss. The cost basis for realized gains and losses on available-for-sale securities is determined on a specific identification basis. Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date. The Company periodically reviews its investments for other than temporary declines in fair value below the cost basis and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As of September 30, 2017 and December 31, 2016 there were no short-term investments held by the Company.

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer credit worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The Company recorded a valuation allowance of $107,715 and $38,355 as of September 30, 2017 and December 31, 2016, respectively.

Inventories

Inventories are valued at the lower of cost, determined on a first-in, first-out (“FIFO”) basis, or market. Management evaluates inventory for excess quantities and obsolescence and records an allowance to reduce the carrying value of inventory as determined necessary.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.                                      Business and Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are recorded at cost.  The Company provides for depreciation over estimated useful lives of two to three years, or the life of the related lease for leasehold improvements, if shorter, using the straight-line method.  Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to operations as incurred.  Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

Impairment of Long-lived assets

The Company will record impairment losses on long-lived assets used in operations when events and circumstances indicate that assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets.  An impairment analysis is subjective and assumptions regarding future growth rates and operating expense levels can have a significant impact on the expected future cash flows and impairment analysis.  In December 2016, the Company recognized an impairment of $208,383 for leasehold improvements due to its plan to move to a new facility.

While the Company’s current and historical operating losses and cash flows are indicators of impairment, the Company believes that future cash flows from operating activities and financing activities will exceed the carrying value of its long-lived assets and accordingly, exclusive of the above, the Company has not recognized any other impairment losses through September 30, 2017.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments and accounts receivable. The Company maintains balances that at times may exceed amounts that are federally-insured or insured by the Securities Investor Protection Corporation. Management mitigates such potential risks by maintaining the Company’s cash and short-term investment balances with entities that management believes possess high-credit quality and does not anticipate any losses with regards to these amounts.

The Company believes the concentration of credit risk in its accounts receivable is mitigated by its credit evaluation process, relatively short collection terms and the level of credit worthiness of its customers.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.                                      Business and Significant Accounting Policies (continued)

Fair Value Measurements

The Company measures fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable.  Unobservable inputs reflect the Company’s own assumptions about current market conditions. The three-level hierarchy of inputs is as follows:

•                  Level 1 — Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities.

•                  Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•                  Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

The fair value of the Company’s financial assets and liabilities measured on a recurring basis is as follows:

	Balance as of		Level 2
	September 30, 2017	Level 1 Inputs	Inputs	Level 3 Inputs
Liabilites
Warrant liabilities	$2,066,687	$—	$—	$2,066,687
	$2,066,687	$—	$—	$2,066,687

	Balance as of	Level 1	Level 2
	December 31, 2016	Inputs	Inputs	Level 3 Inputs
Assets
Cash equivalents	$2,566,512	$2,566,512	$—	$—
	$2,566,512	$2,566,512	$—	$—

	Balance as of	Level 1	Level 2
	December 31, 2016	Inputs	Inputs	Level 3 Inputs
Liabilites
Warrant liabilities	$1,916,272	$—	$—	$1,916,272
	$1,916,272	$—	$—	$1,916,272

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.                                      Business and Significant Accounting Policies (continued)

Fair Value Measurements (continued)

The fair value of the Company’s cash equivalents were determined using Level 1 inputs.  Unadjusted quoted prices for these securities are regularly provided to the Company by independent pricing services.

The fair value of the Company’s Series C Preferred Stock warrants were determined by the use of the Black-Scholes option-pricing model under the following assumptions:

	September 30,	December 31,
	2017	2016
Expected volatility	48.0%	48.0%-50.0%
Dividend yield	0%	0%
Risk-free interest rate	1.49%-2.17%	2.25%-2.35%
Expected term	2-7 years	3-8 years
Fair value of Series C Preferred Stock	$0.98	$0.98

The fair value of the Company’s Series D Preferred Stock warrants were determined by the use of the Black-Scholes option-pricing model under the following assumptions:

September 30,
2017
Expected volatility	48.00%
Dividend yield	0%
Risk-free interest rate	2.34%
Expected term	9.25 years
Fair value of Series D Preferred Stock	$1.12

Given the absence of a public trading market, the Company determined the fair value of the Series C and Series D Preferred Stock through the use of objective and subjective factors.  These factors included, but were not limited to (i) valuations performed by unrelated third-party specialists which included fair value estimates about the Company’s securities and (ii) the prices for Series C and Series D Preferred Stock sold in the Company’s preferred stock purchase agreements.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.              Business and Significant Accounting Policies (continued)

Stock warrants

The Company has issued freestanding warrants to purchase shares of its convertible preferred stock which are accounted for as a liability due to the nature of the underlying redemption provisions of the preferred stock into which the warrants are exercisable. The warrants are recorded on the Company’s balance sheets at their fair value as determined on the date of issuance and are revalued at each subsequent balance sheet date, with fair value changes recognized as other income or expense in the accompanying statements of operations and comprehensive loss. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, the completion of a deemed liquidation event, the conversion of convertible preferred stock into common stock, or until the holders of the convertible preferred stock can no longer trigger a deemed liquidation event. Pursuant to the terms of these warrants, upon the conversion of the class of preferred stock underlying the warrant, the warrants automatically become exercisable for shares of the Company’s common stock based upon the conversion ratio of the underlying class of preferred stock. The consummation of an initial public offering will result in the conversion of all classes of the Company’s preferred stock into common stock. Upon such conversion of the underlying classes of preferred stock, the warrants will be classified as a component of equity and will no longer be subject to remeasurement. The Company estimates the fair value of the liability using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, including assumptions for expected volatility, expected life, yield, and risk-free interest rate.

A summary of preferred stock warrant activity is as follows:

	Three months ended September 30, 2017		Three months ended September 30, 2016
	Number of Shares	Liability	Number of Shares	Liability
Balance at June 30	3,816,130	$2,095,986	3,460,354	$1,928,027
Issuances	—	—	—	—
Exercises	—	—	—	—
Change in fair value	—	(29,299)	—	(5,877)
Balance at September 30	3,816,130	$2,066,687	3,460,354	$1,922,150

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.              Business and Significant Accounting Policies (continued)

	Nine months ended September 30, 2017		Nine months ended September 30, 2016
	Number of Shares	Liability	Number of Shares	Liability
Balance at December 31	3,460,354	$1,916,272	3,460,354	$1,939,781
Issuances	355,776	243,250	—	—
Exercises	—	—	—	—
Change in fair value	—	(92,835)	—	(17,632)
Balance at September 30	3,816,130	$2,066,687	3,460,354	$1,922,149

There were no transfers between levels within the fair value hierarchy during the periods presented.

Revenue Recognition

Revenue is recognized when persuasive evidence of the arrangement exists, delivery and performance has occurred, the price is fixed and determinable and collectability is probable. Generally, these criteria are met at the time products are shipped. Provisions for discounts are recorded and are classified as reductions to revenues.

Shipping and Handling

The Company records amounts invoiced to its customers for outbound freight and shipping as revenue and the related expense as cost of goods sold.

Warranty Accrual

The Company’s products are covered by a one year warranty policy against defective products at the time of shipment. In the event that a product is defective, the Company may replace the product or refund the purchase price or a portion thereof. The Company estimates future warranty costs by analyzing the timing, cost and amount of returned product and by considering future expectations.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.             Business and Significant Accounting Policies (continued)

Warranty Accrual (continued)

Assumptions and historical warranty experience are evaluated periodically to determine the continued appropriateness of such assumptions. The Company recorded a reserve for warranty claims in the amount of approximately $95,576 and $171,000 as of September 30, 2017 and December 31, 2016, respectively, which is included within accrued and other liabilities on the accompanying balance sheets.

Foreign Currency

The Company maintains a foreign bank account for purposes of collecting trade receivables from foreign customers. Foreign bank balances are translated at the rates of exchange at  the balance sheet date. Gains and losses resulting from foreign currency transactions are recorded within other income in the accompanying statements of operations and comprehensive loss.

Patent-related Expenditures

Expenditures related to patent research and applications, which are primarily comprised of legal fees, are expensed as incurred.

Research and Development

Research and development costs are expensed when incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes. The likelihood of realizing the tax benefits related to a potential deferred tax benefit is evaluated, and a valuation allowance is recognized to reduce that deferred tax asset if it is more likely than not that all or some portion of the deferred tax asset will not be realized.

The Company’s net deferred tax assets at September 30, 2017 and December 31, 2016  consist principally of net operating losses and the Company provided a 100% valuation allowance for the tax effect of these net operating losses. No benefit for income taxes has been provided in the accompanying statements of operations and comprehensive loss since

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.             Business and Significant Accounting Policies (continued)

Income Taxes (continued)

all deferred tax assets have been fully reserved. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

The Company is required to file federal and state income tax returns in the United States and various other state jurisdictions.  The preparation of these state tax returns requires the Company to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company.

Uncertain Tax Positions

GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position may be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. Where applicable, associated interest and penalties are also recorded. The Company did not recognize any adjustments regarding its tax accounting treatments for the three and nine months ended September 30, 2017 and 2016, respectively. The Company is subject to continuous examination of its income tax returns by the U.S. Internal Revenue Service and other tax authorities since inception.

Stock-based Compensation

The Company accounts for stock options granted to employees, directors and consultants using a fair value method, which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options. The Company’s employee share-based awards result in a cost that is measured at fair value on the awards’ grant date, using a Black-Scholes option-pricing model, based on the estimated number of awards that are expected to vest. Stock-based compensation is recognized on a straight-line basis over the award vesting period.

Transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.             Business and Significant Accounting Policies (continued)

Stock-based Compensation (continued)

The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

The Black-Scholes option-pricing model requires assumptions, such as the value of the Company’s common stock, the risk-free interest rate, dividend yield, expected term and expected volatility. Further, the forfeiture rate also affects the amount of aggregate compensation. The following assumptions are subjective and generally require significant management judgment:

Common stock value — the fair value of the shares of common stock underlying stock options is determined by the Company’s Board of Directors (the “Board”) for the stock option plan. Since there is no public market for the common stock, the Board determines the common stock fair value at the time of each option grant by considering a number of objective and subjective factors. These include the valuation of several public peer group companies within the medical device industry that focus on technological advances and development that the Board believes is comparable to the Company’s operations. Factors such as operating and financial performance, the lack of liquidity of the common stock and trends in the broader economy and medical device industry also have an impact on the determination of the fair value of the common stock. In addition, the Company regularly engages a third party valuation specialist to assist with estimates related to the valuation of the common stock.

Expected volatility — Since the Company does not have sufficient stock price history to estimate the expected volatility of its shares, the expected volatility is calculated based on the average volatility for a public company peer group in the industry in which the Company does business.

Dividend yield of zero — The Company has not paid, and does not intend to pay, dividends.

Risk-free interest rates — The Company applies the risk-free interest rate based on the U.S. Treasury yield for the expected term of the option.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.             Business and Significant Accounting Policies (continued)

Stock-based Compensation (continued)

Expected term — For employees, the Company calculated the expected term using the “simplified method”, which represents the average of the contractual term of the option and the vesting period for its employee stock options.  For non-employees, the Company estimated the expected term as the contractual term of the award.

Forfeiture rate — estimated at the time of the grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events from non-owner sources. The components of comprehensive income (loss), including net loss, are reported in the financial statements in the period in which they are recognized. Net loss and other comprehensive loss shall be reported net of their related tax effect to arrive at comprehensive loss. The Company did not have any unrealized income or losses on short-term investments to recognize for the three and nine months ended September 30, 2017 and 2016, respectively.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers. The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers with the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance becomes effective for the Company beginning fiscal year 2019 with early adoption permitted as of January 1, 2017.  The Company was acquired on October 2, 2017 and its acquirer intends to use the modified retrospective approach when it adopts the standard as required January 1, 2018.  The implications of the adoption of the new standard as it relates to sales of the Company’s products are currently being evaluated.  Additionally, the new standard will likely require incremental revenue disclosures that may be significant.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures are required if conditions given rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 was adopted by the

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

1.             Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

Company effective December 31, 2016 and these financial statements disclose management’s conclusion with respect to substantial uncertainty about the Company’s ability to continue as a going concern for twelve months from the date these financial statements are issued.

In July 2015, FASB issued ASU 2015-11, Inventory regarding ASC Topic 330, Simplifying the Measurement of Inventory. Topic 330 currently requires an entity to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU limits the scope to inventory that is measured using FIFO or average cost and requires inventory be measured at the lower of cost or net realizable value. The new standard is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Management is currently evaluating the accounting, transition and disclosure requirements of the standard to determine the financial statement impact of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases, which requires lessees to recognize “right of use” assets and liabilities for all leases with terms of more than 12 months. The ASU requires additional quantitative and qualitative financial statement note disclosures about the leases, significant judgments made in accounting for those leases and amounts recognized in the financial statements about those leases. The guidance will be effective for the Company in 2020 with early adoption permitted. Management is evaluating the impact that adopting this guidance will have on the financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718).  The new standard requires income tax effects of stock compensation awards to be recognized in the income statement when the awards vest or are settled.  The new standard also allows the Company to repurchase more of an employee’s shares for tax withholding purposes without triggering liability accounting and to make a policy election to account for forfeitures as they occur.  The new standard is effective for annual periods beginning after December 15, 2017, and early adoption is permitted. The Company is currently evaluating the impact of ASU 2016-09 on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

2.                                      Inventories

Inventories, net consisted of the following at:

	September 30,	December 31,
	2017	2016
Raw materials	$505,374	$440,651
Work-in-progress	250,901	310,007
Finished goods	534,063	683,970
	1,290,338	1,434,628
Provision for obsolete inventories	(194,363)	(140,920)
	$1,095,975	$1,293,708

3.                                      Property and Equipment

Property and equipment, net consisted of the following at:

	September 30,	December 31,
	2017	2016
Furniture and fixtures	$119,306	$96,306
Office equipment and trade booths	467,237	467,237
Lab equipment	534,365	440,968
Leasehold improvements	200,682	466,338
Construction in progress	32,382	9,882
	1,353,972	1,480,731
Less accumulated depreciation and amortization	(1,050,681)	(1,150,999)
Property and equipment, net	$303,291	$329,732

Depreciation and amortization expense for the three and nine months ended September 30, 2017 was $56,365 and $171,912, respectively and for the three and nine months ended September 30, 2016 was $63,037 and $183,528, respectively.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

4.                                      Notes Payable and Warrants Issued to Bank

February 2013 Debt Financing

In February 2013, the Company signed a $5,000,000 loan and security agreement with a bank.  In connection with the agreement, the Company issued warrants to purchase 243,902 shares (the “Initial Shares”) of the Company’s Series C Preferred Stock at a purchase price of $0.82 per share.  The fair value of the Initial Shares was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 1.38%; (iii) expected volatility of 53.0%; and (iv) an expected life of the warrants of seven years.  The fair value of the Initial Shares was capitalized as loan issue costs of $107,986 and is amortized to interest expense over the term of the loan on a straight-line method. The issued warrants expire on February 12, 2020, subject to automatic exercise upon expiration. At September 30, 2017 and December 31, 2016 there were 243,902 warrants fully-vested and outstanding, recorded as a liability with a fair value of $87,148 and $96,311 as of September 30, 2017 and December 31, 2016, respectively.

In addition to the Initial Shares granted to the bank, on March 27, 2014, the Company issued to the bank warrants to purchase an additional 121,951 shares (the “Tranche B Shares”) of the Company’s Series C Preferred Stock at a purchase price of $0.82 per share. The fair value of the Tranche B Shares was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 1.38%; (iii) expected volatility of 55.0%; and (iv) an expected life of the warrants of 7.0 years.  The fair value of the Tranche B Shares was recorded as a debt discount of $65,347 and is amortized to interest expense over the term of the loan using the straight-line method. The issued warrants expire on February 12, 2020, subject to automatic exercise upon expiration. At September 30, 2017 and December 31, 2016 there were 121,951 warrants fully-vested and outstanding, recorded as a liability with a fair value of $50,439 and $53,991 as of September 30, 2017 and December 31, 2016, respectively.

March 2015 Debt Financing

In March 2015, the Company signed a loan and security agreement (“Loan Agreement”) with two co-lenders. Under the terms of the Loan Agreement, the Company borrowed $7,000,000 on March 31, 2015.   Under the terms of the Loan Agreement, the Company shall make monthly payments of interest only commencing on the funding date and continuing up to the amortization date, which was November 1, 2016. Beginning on the amortization date, the Company shall make equal monthly payments of principal plus interest over a period of thirty months. The principal amount outstanding shall accrue interest at a floating per annum rate equal to the greater of 8.15% or the sum of the three month LIBOR rate plus 7.89% (8.56% at December 31, 2016). All unpaid principal and accrued interest is due and payable by April 1, 2019.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

4.                                      Notes Payable and Warrants Issued to Bank (continued)

March 2015 Debt Financing (continued)

In addition to the above principal and interest payments, a final payment equal to 5.25% percent of the initial principal balance is due upon termination of the loan (“Final Payment”). The Final Payment is $367,500 and was accrued at the commencement of the Loan Agreement with an offsetting accrual to unamortized debt discount.  The Final Payment is being amortized to interest expense, on straight-line basis, over the term of the Loan Agreement.  For the three and nine months ended September 30, 2016, the amount amortized and included in interest expense in the statement of operations and comprehensive loss is $22,968 and $68,906, respectively. At December 31, 2016, the Final Payment, net of unamortized debt discount of $206,723, is $160,777 and is recorded and included in Notes Payable.  On February 1, 2017, in conjunction with the execution of The Amendment, as described below, the remaining unamortized debt discount balance of $199,067 was added to debt discount of the borrowings of the February 2017 Debt Financing and is being amortized to interest expense over the term of The Amendment.  The loan is collateralized by certain assets of the Company.

In connection with the above Loan Agreement, the Company issued warrants to purchase 426,830 shares of the Company’s Series C Preferred Stock at a purchase price of $0.82 per share.  The fair value of the warrants was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 1.94%; (iii) expected volatility of 52.5%; and (iv) an expected life of the warrants of ten years.  The fair value of the warrants was recorded as loan issue costs of $257,200 and is amortized to interest expense over the term of the loan. The issued warrants expire on March 31, 2025, subject to automatic exercise upon expiration if they meet certain contingencies. At September 30, 2017 and December 31, 2016, there were 426,830 warrants fully-vested and outstanding, recorded as a liability with a fair value of $238,970 and $249,183 as of September 30, 2017 and December 31, 2016, respectively.

On February 1, 2017, The Loan Agreement was modified as part of a new agreement, the February 2017 Debt Financing, as described below.

February 2017 Debt Financing

On February 1, 2017, the Company signed an Amendment (“The Amendment”) to the March 2015 Loan Agreement.  Under the terms of The Amendment, the Company borrowed $10,000,000 and shall make monthly payments of interest only commencing on the funding date and continuing up to the amortization date, which is March 1, 2018. Beginning on the amortization date, the Company shall make equal monthly payments of principal plus interest over a period of thirty-six months. The principal amount outstanding shall accrue interest at a floating per annum rate equal to the greater of 8.20% or the sum of the three month LIBOR rate plus 7.20% (8.52% at September 30, 2017). All unpaid principal and accrued interest is due and payable by February 1, 2021.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

4.                                      Notes Payable and Warrants Issued to Bank (continued)

February 2017 Debt Financing (continued)

In addition to the above principal and interest payments, a final payment equal to 5.0% percent of the $10,000,000 initial principal balance is due upon termination of The Amendment (“Amended Final Payment”). The Amended Final Payment is $500,000 and is being accrued and amortized to interest expense, over the term of The Amendment. During the three and nine months ended September 30, 2017, $31,250 and $83,333, respectively, was amortized and included in interest expense in the statement of operations and comprehensive loss. At September 30, 2017, the Amended Final Payment, net of unamortized debt discount of $416,667, is $83,333 and is recorded and included in Notes Payable. The loan is collateralized by certain assets of the Company.

The Company treated the execution of The Amendment as a modification for accounting purposes. The present value of the future cash flows under the terms of The Amendment did not exceed the present value of the future cash flows under the previous terms of the March 2015 Debt Financing by more than 10%. The final payment, the remaining balance of debt issuance costs and debt discount of the original, March 2015 Debt Financing loan are amortized to interest expense over the term of The Amendment using the effective interest method.

In connection with The Amendment, the Company issued warrants to purchase 355,776 shares of the Company’s Series D Preferred Stock at a purchase price of $1.12 per share.  The fair value of the warrants was determined by using the Black-Scholes option-pricing model, with the following assumptions: (i) no expected dividends; (ii) a risk-free interest rate of 2.34%; (iii) expected volatility of 48.0%; and (iv) an expected life of the warrants of ten years.  The fair value of the warrants was recorded as debt discount cost of $241,336 and is amortized to interest expense over the term of the loan. The issued warrants expire on February 1, 2027, subject to automatic exercise upon expiration if they meet certain contingencies. At September 30, 2017, there were 355,776 warrants fully-vested and outstanding, recorded as a liability with a fair value of $233,589.

The aggregate annual maturities of the note payable are as follows:

Three months ended December 31, 2017	—
Twelve Months ended December 31, 2018	2,777,778
Twelve Months ended December 31, 2019	3,333,333
Twelve Months ended December 31, 2020	3,333,333
Twelve Months ended December 31, 2021	555,556
$10,000,000

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

5.                                      Convertible Promissory Notes and Warrants

Convertible Promissory Notes and Warrants Issued in 2014 and 2015

In June 2014, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) whereby convertible promissory notes (the “Notes” or “Note”) and warrants to purchase Series C preferred stock (the “Warrants”) were issued to certain stockholders in exchange for cash (“Initial Closing”).  The Notes issued in the Initial Closing have an aggregate principal amount of $4,000,000. In December 2014, the Purchase Agreement was amended whereby additional Notes in the aggregate principal amount of $1,250,000 and Warrants were issued to certain stockholders in exchange for cash (“Second Closing”). In January 2015, the Purchase Agreement was amended whereby additional Notes in the aggregate principal amount of $1,500,000 and Warrants were issued to certain stockholders in exchange for cash (“Third Closing”). In March 2015, the Purchase Agreement was amended whereby additional Notes in the aggregate principal amount of $2,000,000 and Warrants were issued to certain stockholders in exchange for cash (“Fourth Closing”).

The Notes accrued interest at a rate of 8% per annum on the outstanding principal balance.  In August 2015, the Company entered into a stock purchase agreement whereby an aggregate amount of 8,309,122 shares of Series D Convertible Preferred Stock were issued in exchange for conversion of the Indebtedness to the Note holders totaling $9,341,945.

In connection with the Notes issued under the Purchase Agreement (as amended), the Company issued Warrants to the Note holders to purchase 1,219,510, 381,093, 457,314 and 609,754 shares of the Company’s Series C Preferred Stock on the First, Second, Third and Fourth Closings, respectively. The Warrants have an exercise price of $0.82 per share. The Warrants were fully exercisable on the date of issuance and expire ten years from the issuance date.

The fair value of the Warrants as of the issuance date was $768,497, $240,153, $274,693 and $366,258 for the Warrants issued on the First, Second, Third and Fourth Closings, respectively. The fair value was determined using the Black-Scholes option-pricing model with the following assumptions:

Expected volatility	52.5%-55.0%
Dividend yield	0%
Risk-free interest rates	1.83% to 2.59%
Expected term	10 Years

The fair value of the Warrants is presented as a debt discount on the Notes and amortized to interest expense over the term of the related Notes using the effective interest method and as a liability on the accompanying unaudited condensed balance sheet, which is revalued at each reporting period until the warrants are exercised or expire.  As of September 30, 2017 and December 31, 2016, the warrants are recorded as a liability with a fair value of $1,454,626 and $1,516,787, respectively.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

5.                                      Convertible Promissory Notes and Warrants (continued)

Convertible Promissory Notes Issued in 2017

In January 2017, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) whereby convertible promissory notes (the “Notes” or “Note”) were issued to certain stockholders in exchange for cash in the principal amount of $11,000,000.

The Notes accrue interest at a rate of 8% per annum on the outstanding principal balance.  The outstanding principal and any unpaid accrued interest thereon (the “Indebtedness”) is due and payable on January 31, 2018, unless earlier converted into capital stock of the Company.

Prior to the maturity date, upon the consummation of a qualified financing or initial public offering, as defined, all Indebtedness under the Notes shall automatically convert into shares of the class of equity securities as are issued in the qualified financing or initial public offering, at a conversion price equal to seventy percent (70%) of the per-share price at which the related securities are sold in the qualified financing or initial public offering. Notwithstanding the foregoing, if the majority of note holders (as defined) agree to convert all outstanding principal and unpaid accrued interest on the Notes in a qualified financing, then all Notes shall convert into the same securities upon the same terms and conditions.

Upon the consummation of a change of control as defined in the Notes, if not previously converted as described above, the Note holders shall be entitled to receive, in preference to any other security of the Company,  payment of three times the Indebtedness. The Notes are secured by certain assets of the Company. At September 30, 2017, the outstanding principal on the Notes is $11,000,000 and accrued interest in the amount of $583,452 is included in accrued and other liabilities in the unaudited condensed balance sheet.  As more fully described in Note 9, the Company was acquired on October 2, 2017 by EnteroMedics, Inc. and the Notes were terminated in exchange for the merger consideration.

6.                                      Stockholders’ Equity

Preferred Stock

The Company has authorized 71,152,828 shares of Preferred Stock with a par value of $0.0001.  The Preferred Stock is divided into series.  The first series consists of 500,000 authorized shares and is designated Series S Convertible Preferred Stock. The second series consists of 4,687,500 authorized shares and is designated Series A Convertible Preferred Stock. The third series consists of 6,250,000 authorized shares and is designated Series B Convertible Preferred Stock. The fourth series consists of 25,916,528 authorized shares and is designated Series C Convertible Preferred Stock. The fifth series consists of 33,798,800 authorized shares and is designated Series D Convertible Preferred Stock.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

6.                                      Stockholders’ Equity (continued)

Series D Convertible Preferred Stock

In August 2015, the Company entered into a stock purchase agreement whereby an aggregate amount of 25,489,678 shares of Series D Convertible Preferred Stock were issued in exchange for $28,658,047 in cash (gross).  Additionally, 8,309,122 shares of Series D Convertible Preferred Stock were issued in August 2015 in exchange for conversion of Indebtedness to stockholders totaling $9,341,945 (Note 5).

The Series D Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series D Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $1.12 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series D Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through September 30, 2017.  Each share of Series D Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series D Preferred Stock are not redeemable.

In the event that the Company has an unrestricted cash position of less than $5,000,000 or the Board of Directors determines the Company must raise additional equity capital, other than an initial public offering, then each Investor holding shares of Series D Preferred Stock shall have the right to purchase a pro rata share of additional Series D Preferred Stock at the purchase price of $1.1243 per share (as adjusted for any stock dividends, contributions, splits, recapitalizations and the like with respect to such shares).  The amount of capital to be raised under these circumstances shall be the greater of $15,000,000 in net cash proceeds or an amount determined by the Board of Directors.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

6.                                      Stockholders’ Equity (continued)

Series C Convertible Preferred Stock

In October 2012, the Company entered into a stock purchase agreement whereby an aggregate amount of 9,859,756 shares of Series C Convertible Preferred Stock were issued in two closings (October 2012 and December 2012) in exchange for $8,085,001 in cash.  Additionally, 3,747,141 shares of Series C Convertible Preferred Stock were issued in October 2012 in exchange for conversion of indebtedness to stockholders totaling $3,072,656. As a result of the indebtedness’ beneficial conversion feature, the Company recognized additional interest expense of $341,406 in 2012 and issued 416,349 shares of Series C Preferred Stock. Related issuance costs aggregated $91,422.

In March 2013, the Company completed the final closing of the Series C Preferred Stock purchase agreement whereby an aggregate amount of 8,432,928 shares of Series C Convertible Preferred Stock was issued in exchange for $6,915,001 in cash. Related issuance costs aggregated $17,842.

The Series C Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series C Convertible Preferred Stock are convertible at the holder’s option into shares of common stock, initially on a share-for-share basis using a conversion rate of $0.82 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series C Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through September 30, 2017.  Each share of Series C Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series C Preferred Stock are not redeemable.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

6.                                      Stockholders’ Equity (continued)

Series B Convertible Preferred Stock

In October 2008, the Company entered into a stock purchase agreement whereby an aggregate amount of 6,250,000 shares of Series B Convertible Preferred Stock were issued in exchange for $20,000,000 in cash.  Related issuance costs aggregated $120,767.

The Series B Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series B Convertible Preferred Stock are convertible at the holder’s option into shares of common stock on a share-for-share basis using a conversion rate of $1.59 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series B Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through September 30, 2017.  Each share of Series B Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series B Preferred Stock are not redeemable.

Series A Convertible Preferred Stock

In May 2006, the Company entered into a stock purchase agreement whereby an aggregate amount of 2,812,500 shares of Series A Convertible Preferred Stock were issued in exchange for $4,500,000 in cash.  Related issuance costs aggregated $73,932.

In August 2007, the Company entered into a stock purchase agreement whereby an aggregate amount of 1,875,000 shares of Series A Convertible Preferred Stock were issued in exchange for $3,000,000 in cash.  Related issuance costs aggregated $22,408. The Series A Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series A Convertible Preferred Stock are convertible at the holder’s option into shares of common stock on a share-for-share basis using a conversion rate of $1.12 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

6.                                      Stockholders’ Equity (continued)

Series A Convertible Preferred Stock (continued)

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series A Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through September 30, 2017.  Each share of Series A Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series A Preferred Stock are not redeemable.

Series S Convertible Preferred Stock

In September 2005, the Company entered into a stock purchase agreement whereby an aggregate amount of 500,000 shares of Series S Preferred Stock were issued in exchange for $500,000 in cash.  Related issuance costs aggregated $39,998.

The Series S Convertible Preferred Stock contains a liquidation preference described below.  Shares of Series S Convertible Preferred Stock are convertible at the holder’s option into shares of common stock on a share-for-share basis using a conversion rate of $0.84 per share.  The conversion ratio may be adjusted upon certain events and for certain dilutive issuances, splits and combinations.  Conversion is automatic in the event of a public offering of the Company’s common stock meeting certain specified criteria or upon the election of 67% of the holders of the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Series S Preferred Stock, voting together as a single class.

Dividends, if declared or upon the liquidation or winding up of the Company, are non-cumulative and are payable at the rate of 8% of the Series S Preferred Stock’s original issue price per annum on each share.  No dividends have been declared through September 30, 2017. Each share of Series S Preferred Stock has voting rights equal to the number of shares of common stock into which it is then convertible. Shares of the Series S Preferred Stock are not redeemable.

Liquidation Preferences

Upon liquidation, dissolution or winding up of the Company, the holders of Series D Preferred Stock, on a pro rata basis, are entitled to receive, prior and in preference to any distribution from the assets of the Company to the holders of all other series of Preferred Stock and the holders of common stock, an amount per share equal to the original issue price of the Series D Preferred Stock, plus all declared but unpaid dividends.

After payment of the above amounts, the holders of the Series S Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, on a pro rata basis, are entitled to receive, prior and in preference to any distribution from the assets of the

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

6.                                      Stockholders’ Equity (continued)

Liquidation Preferences (continued)

Company to the holders of common stock, an amount per share equal to the original issue price of the Series S Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, plus all declared but unpaid dividends.

After payment of the above amounts, the remaining assets of the Company available for distribution to the stockholders shall be distributed to the holders of the common stock.

Common Stock

The Company has authorized 105,000,000 shares of common stock with a par value of $0.0001.

In August 2005, the Company issued 1,625,000 shares of its common stock to founders in exchange for cash totaling $1,625.

In 2008, the Company issued 375,000 shares of the Company’s common stock to consultants, subject to the terms of the 2005 Stock Incentive Plan and Restricted Stock Award Agreements as consideration for services provided. The aggregate value of the shares at issuance was as follows:

	Number of Shares	Value per Share	Aggregate Value of Shares
January 2008	250,000	$0.25	$62,500
July 2008	87,500	$0.25	$21,875
November 2008	37,500	$0.48	$18,000

The Company has a right of first refusal to purchase all or any shares offered for sale at the price specified in the offer. The rights provided the Company shall terminate upon the consummation of a public offering or immediately prior to the consummation of a change in control whereupon the shares will be exchanged for shares of a successor corporation, which corporation is publicly held.

In 2008, the Company issued 400,000 shares of the Company’s common stock to a key employee, subject to the terms of the 2005 Stock Incentive Plan and a Restricted Stock Purchase Agreement in exchange for cash of $100,000.  The restricted stock is subject to a right of first refusal as defined in the Restricted Stock Purchase Agreement.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

6.                                      Stockholders’ Equity (continued)

Warrants

In November 2011, the Company issued warrants to an outside consultant to purchase 26,533 shares of the Company’s common stock at a per share price of $0.44 in exchange for services.  The warrants expire on November 22, 2021 and as of December 31, 2016 all the warrants are fully-vested and outstanding.

In August 2013, the Company issued warrants to an outside consultant to purchase 36,836 shares of the Company’s common stock at a per share price of $0.18 in exchange for services.  The warrants expire on August 22, 2023 and as of December 31, 2016 all the warrants are fully-vested and outstanding.

7.                                      Commitments and Contingencies

Operating Leases

In January 2017, the Company entered into an operating lease for a facility to serve as its new headquarters office in San Clemente, California. The lease commenced on April 1, 2017 and expires on June 30, 2022.

In January 2017, the Company extended an operating lease for its manufacturing facility located in San Clemente, California. The extension was to a prior lease on the same property dated October 12, 2015. The January 2017 lease amendment extended the terms of the lease through October 31, 2019.

Future minimum lease payments required under these leases are as follows for the following periods:

Three months ended December 31, 2017	$106,297
Twelve Months ended December 31, 2018	431,624
Twelve Months ended December 31, 2019	419,082
Twelve Months ended December 31, 2020	319,262
Twelve Months ended December 31, 2021	327,949
Twelve Months ended December 31, 2022	165,061
$1,769,275

Rent expense for the three and nine months ended in September 30, 2017 was $117,896 and $387,003, respectively and for the three and nine months ended September 30, 2016  was $185,118 and $544,744, respectively.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

7.                                      Commitments and Contingencies (continued)

Litigation

On April 20, 2017, Fulfillium, Inc., filed a Complaint in the United States District Court for the District of Delaware accusing the Company of trade secret misappropriation under the California Uniform Trade Secrets Act (CA. Civ. Code §3426 et seq.) and/or Delaware law (Code Ann. Title 6 §2001 et seq); and infringement of U.S. Patent Nos. 9,445,930 and 9,456,915.  On July 28, 2017, Reshape Medical, Inc. filed a Rule 12(b)(6) motion to dismiss the trade secrets claims as time-barred and/or for failure to state a claim and to dismiss most of the patent infringement claims for failure to state a claim.  The Company also filed a motion to transfer the litigation to the United States District Court for the Central District of California.  On October 10, 2017, Fulfillium filed a motion seeking leave to amend its complaint to add an investor in the Company as a co-defendant, but did not amend the substantive allegations of its original Complaint that are the basis of the pending motion to dismiss.  The Company filed an opposition to the motion for leave to amend on October 24, 2017 and Fulfillium filed its Reply on October 31, 2017.  The motions to dismiss and transfer were heard on November 7, 2017, and on November 9, 2017, the Court issued an Order granting-in-part the motion to dismiss, dismissing the trade secret claim and allegations of willful infringement, with leave to amend, and transferring the case to the United States District Court for the Central District of California.  The Court did not rule on the motion for leave to amend the complaint to add the proposed new party, which remains fully briefed.  On November 20, 2017, Fullfillium filed an amended complaint, which abandoned some trade secret claims, and included additional allegations regarding other of its trade secret claims and claims for willful infringement.  On December 6, 2017 the Company moved to dismiss the amended trade secret misappropriation claims and amended willful infringement claims.  The Company also moved for reconsideration of denial of its prior motion to dismiss certain aspects of the patent infringement claims.  Oral arguments on the Company’s pending motions is scheduled for January 8, 2018 and an initial case management conference for the litigation has been scheduled for March 19, 2018. The probable outcome of this litigation cannot be determined, nor can the Company estimate any possible range of potential loss at this time.  Management of the Company intends to vigorously defend against the claims and believes the risk of loss remote.

Except as disclosed in the foregoing paragraph, the Company is not currently a party to any litigation and the Company is not aware of any pending or threatened litigation against it that could have a material adverse effect on the Company’s business, operating results or financial condition. The medical device industry in which the Company operates is characterized by frequent claims and litigation, including claims regarding patent and other intellectual property rights as well as improper hiring practices. As a result, the Company may be involved in various legal proceedings from time to time.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

7.                                      Commitments and Contingencies (continued)

Litigation (continued)

From time to time, the Company may be involved in certain legal matters which arise in the normal course of operations. Management believes that the resolution of such matters will not have a material adverse effect on the financial position or results of operations of the Company.

8.                                      Related Party Transactions

The Company is a party to consulting agreements with two members of its Board of Directors. The agreements provide for fees to be paid in exchange for business strategy, regulatory and product development advisory services.  In exchange for these services, for the three and nine months ended September 30, 2017, the Company issued payments to the board members in the combined amounts of $50,921 and $142,089, respectively, and for the three and nine months ended September 30, 2016 in the combined amounts of  $62,055 and $135,509, respectively.

Indemnities

During the normal course of business, the Company has made certain indemnities under which it may be required to make payments in relation to certain transactions.  These indemnities include (i) certain real estate leases, under which the Company may be required to indemnify property owners for general liabilities; and (ii) certain agreements with the  Company’s officers and directors, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship and (iii) certain agreements with customers, under which the Company may be required to indemnify the customer for product related liabilities.  The duration of these indemnities do not provide for any limitation of the maximum potential future payments that Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities in the accompanying unaudited condensed balance sheet.

9.                                      Subsequent Events

On October 2, 2017 the Company was acquired by EnteroMedics Inc. (the acquirer), a publicly-traded corporation focused on the development and commercialization of minimally invasive medical devices to treat obesity, metabolic diseases and other gastrointestinal disorders.  Subsequent to the transaction, the Company began operating as a wholly-owned subsidiary of the acquirer.

RESHAPE MEDICAL, INC.

Notes to the Condensed Financial Statements (continued)

(Unaudited)

9.                                      Subsequent Events (continued)

Under the terms of the merger agreement, the consideration paid by the acquirer consisted of 2,356,729 shares of acquirer common stock, 187,772 shares of series C convertible preferred stock of the acquirer (which will be convertible into 18,777,200 shares of common stock upon the receipt of the required approval of the acquirer’s stockholders under NASDAQ rules), and approximately $5.0 million in cash, which amount was immediately used to pay the Company’s outstanding senior secured indebtedness and certain transaction expenses of the Company.

As more fully described in note 5 to these condensed unaudited financial statements, in January 2017 the Company issued Convertible Promissory Notes in the principal amount of $11,000,000 which, along with accrued interest in the amount of $583,452 remain outstanding as of September 30, 2017.  The total outstanding principal plus accrued interest, equal to $11,583,452 represents the amount of “Indebtedness” as defined in the Note Purchase Agreement.  The Note Purchase Agreement contained a provision, that in the event of a change of control of the Company, as defined, the Note holders were to receive, in preference to any other security of the Company, payment of three times the Indebtedness (the “Liquidation Payment”).  As the merger constituted a change of control, simultaneously with the closing of the merger agreement, the notes were amended and the outstanding Convertible Promissory Note balances were cancelled and converted automatically into the right of the Note holders to receive, in full satisfaction of the rights of such Note holders, shares of the acquirer’s common stock and series C convertible preferred stock having an aggregate value equal to three times the Indebtedness.

On October 23, 2017, the acquirer changed its name to ReShape Lifesciences Inc.

The Company has evaluated subsequent events through December 15, 2017, which is the date the financial statements are available for issuance, and concluded that there were no events or transactions that need to be disclosed other than those disclosed throughout these financial statements.